                                                                    EXHIBIT 1(a)
________________________________________________________________________________

                            BOND PURCHASE AGREEMENT

                                     AMONG

                 PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL,
                 MEDICAL AND ENVIRONMENTAL CONTROL FACILITIES
                             FINANCING AUTHORITY,
                               (THE "AUTHORITY")


                          PALMA REAL ASSOCIATES, S.E.
                               (THE "BORROWER")


                                      AND


                    PAINEWEBBER INCORPORATED OF PUERTO RICO
                INDIVIDUALLY AND ON BEHALF OF SMITH BARNEY INC.
                       (COLLECTIVELY, THE "UNDERWRITER")

                            DATED FEBRUARY 23, 1995

________________________________________________________________________________

             PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL
                     AND ENVIRONMENTAL CONTROL FACILITIES
                              FINANCING AUTHORITY
                     $43,450,000 INDUSTRIAL REVENUE BONDS,
                                 1995 SERIES A
                          (PLAZA PALMA REAL PROJECT)

                               TABLE OF CONTENTS


1.    Introduction; Definitions; Rules of Interpretation ....................   1

2.    Representations, Warranties and Agreements of the Authority ...........   2

3.    Representations, Warranties and Agreements of the Borrower ............   3

4.    Covenants of the Authority and the Borrower ...........................   6

5.    Payment and Delivery of the Bonds .....................................   7

6.    Closing of the Underwriter's Obligation ...............................   7

7.    Indemnification and Contribution ......................................  11

8.    Representations and Warranties of the Underwriter .....................  15

9.    Fees and Expenses ...................................................... 16

10.   Notices ................................................................ 16

11.   Beneficiaries and Survival ............................................. 17

12.   Counterpart Execution .................................................. 18

13.   Construction ........................................................... 18

14.   Bond Purchase Agreement Supersedes Prior Agreements .................... 18

     The parties appearing in the cover page of this Bond Purchase Agreement which is hereby made an integral part hereof, hereby agree with each other as follows:

     1.  INTRODUCTION; DEFINITIONS; RULES OF INTERPRETATION.
         --------------------------------------------------

     Upon the terms, conditions, representations, warranties, and agreements set forth herein, the Underwriter agrees to purchase from the Authority and the Authority agrees to sell and deliver to the Underwriter all, but not less than all, of $43,450,000 aggregate principal amount of the Authority's captioned bonds (the "Bonds"), to be dated January 1, 1995, at an aggregate discount of [$820,453] of the principal amount thereof. The Bonds shall mature, shall bear interest, shall be payable, shall be secured and shall be otherwise as provided in the Trust Agreement (the "Trust Agreement") by and between the Authority and the Trustee (therein identified) to be dated the date of delivery of the Bonds and purchase therefor (the "Date of Issuance") relative to the Bonds and the resolution (the "Resolution") adopted by the Authority authorizing the issuance and sale of the Bonds.

     The capitalized words hereinbefore and hereinafter used shall have the meanings assigned thereto under the Trust Agreement.

     The Bonds shall be issued under and pursuant to the Trust Agreement. The Authority will loan the proceeds of the Bonds to the Borrower under the Loan Agreement. Concurrently with the issuance of the Bonds, the Authority will cause to be delivered to the Trustee, the Guaranty, the Mortgage, the Mortgage Note, the Pledge Agreement, the Title Insurance and the Collateral Assignment. This Bond Purchase Agreement, the Trust Agreement, the Bonds and the Related Documents are hereinafter collectively referred to as the "Contracts".

     A Preliminary Official Statement (the "Preliminary Official Statement") and an Official Statement (as amended or supplemented from time to time, the "Final Official Statement") have been prepared in connection with the offering of the Bonds. As used herein, the terms "Preliminary Official Statement" and "Final Official Statement" shall include the appendices attached thereto, the materials incorporated by reference therein and the exhibits to such materials, and are herein collectively referred to as the "Official Statement".

     This Bond Purchase Agreement shall be interpreted pursuant to the rules established in the Trust Agreement.

     2.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE AUTHORITY.
         -----------------------------------------------------------

     The Authority represents, warrants and agrees as follows:

          (a) The Authority is a body corporate and politic constituting a public corporation and governmental instrumentality of the Commonwealth, duly constituted and existing under the laws of the Commonwealth, particularly the Act, with full legal right, power and authority to enter into this Bond Purchase Agreement, to adopt the Resolution, to issue, sell and deliver the Bonds to the Underwriter as provided herein, and to enter into and carry out and consummate all other transactions contemplated by the Contracts to which it is a party.

          (b) By official action of the Authority prior to or concurrently with its execution of this Bond Purchase Agreement, the Authority has duly adopted the Resolution, and has duly authorized and approved the execution and delivery of, and the performance by the Authority of the obligations contained in, the Contracts to which it is a party.

          (c) The information with respect to the Authority and the Government Development Bank for Puerto Rico in the Official Statement as of the date hereof does not contain any untrue or misleading statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

          (d) The Authority has duly and validly authorized the execution and delivery of the Contracts to which it is a party, and when executed and delivered by the other parties thereto, will constitute the legal, valid and binding agreements of the Authority, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (e) There are no actions, suits, proceedings or investigations at law or in equity before or by any court, arbitration board or tribunal, public board or body, pending or, to the best knowledge of the Authority, threatened against or affecting the Authority, or, to the best knowledge of the Authority, does there exist any basis therefor, (i) to restrain or enjoin the issuance or delivery of the Bonds, (ii) which in any way question or affect the validity of any of the Contracts to which it is a party, any provisions thereof, or any proceedings taken with respect thereto, (iii) which question the Authority's creation, organization or existence or the titles to office of any of its officers,,or its powers to finance the Project, or (iv) wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated by, or the validity or enforceability of, the Contracts to which it is a party or any other agreement or instrument to which the Authority is a party and which is used or contemplated for use in consummation of the transactions contemplated by the Contracts.

          (f) To the best knowledge of the Authority: (i) no event has occurred and no condition exists which, upon the issuance of the Bonds, or thereupon with notice and/or passage of time, would constitute an event of default within the meaning of the Trust Agreement or the Loan Agreement, or a breach of this Bond Purchase Agreement; and (ii) the Authority is not in default in any material respect under any term of any indenture, agreement, by-law or other instrument to which it is a party or by which it may be bound.

          (g) All consents, approvals, atuthorizations and orders of, or filings, registrations or qualifications with, any governmental or regulatory authorities (collectively, the "Governmental Approvals") which are required to be obtained by the Authority for consummation of the transactions contemplated by the Contracts to which the Authority is a party have been duly and validly obtained or performed on or before this date and are in full force and no default exists thereunder; provided, however, that no representation, warranty, promise or agreement is made herein by the Authority with respect to compliance by the Authority with the Securities Act or the securities or Blue Sky laws of the Commonwealth or the states of the United States of America (the "States").

          (h) Neither the issuance and sale of the Bonds nor the execution and delivery of the Contracts to which the Authority is a party, the consummation of the transactions herein and therein contemplated, nor compliance with the terms, conditions or provisions of such instruments, will conflict with, or violate or result in a breach of, or constitute a default under the by-laws of the Authority or the rules of procedure of the Authority or any indenture, agreement or other instrument by which the Authority or any of its properties may be bound or any statute, rule, regulation, order, decree or ordinance of any court, government or governmental body having jurisdiction over the Authority or any of its property.

          (i) As of this date, the Preliminary Official Statement was deemed "final" by the Authority for purposes of paragraph (b)(1) of Rule 15c2-12 (the "Rule") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Authority omitted therefrom only such information permitted to be omitted therefrom by the Rule.

     3.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE BORROWER.
         ----------------------------------------------------------

     The Borrower represents, warrants and agrees as follows:

          (a) The information provided by the Borrower contained in the Preliminary Official Statement as of the date thereof did not, and the information contained in the Final Official Statement does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Borrower makes no representation or warranty as to statements or omissions made in reliance upon, and in conformity with, information furnished to the Borrower by the Underwriter, the Authority, the Government Development Bank for Puerto Rico or the Guarantor expressly for use therein.

          (b) There is no fact known to the Borrower which the Borrower has not disclosed in writing to the Authority and to the Underwriter which materially adversely affects the properties, business or financial condition of the Borrower or the ability of the Borrower to perform its obligations under the Contracts to which it is a party or any other agreement or instrument to which the Borrower is a party and which is used or contemplated for use in consummation of the transactions contemplated by any such agreement.

          (c) The Borrower is a partnership organized and validly existing under the laws of the Commonwealth which has made an election under Supplement P of the Commonwealth Income Tax Act of 1954, as amended, is in good standing there in, and is not in violation of any provisions of its partnership agreement.

          (d) The Borrower has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, and to enter into, execute, deliver and carry out and consummate the transactions contemplated by the Contracts to which it is a party.

          (e) The Borrower has duly and validly authorized the execution and delivery of the Contracts to which it is a party and, when duly executed and delivered by the parties thereto, will be legal, valid, and binding agreements of the Borrower.

          (f) As presently contemplated, the Project conforms in all material respects to all statements with regard thereto contained in the Official Statement.

          (g) Except as reflected in or contemplated by the Official Statement, since the respective dates as of which information is given therein there has not been any material adverse change in the condition, financial or otherwise, of the Borrower or in its result of operations or in its business or prospects.

          (h) The Borrower does not have any contingent obligations not disclosed in the Official Statement which are material to the businesses or financial condition of the Borrower and which are required to be disclosed in the Borrower's financial statements.

          (i) The Borrower has obtained or will obtain and maintain in full force and effect once obtained all Governmental Approvals.

          (j) There does not exist any material breach or material default, and no event has occurred which with notice, lapse of time, or both, would constitute a material default under any indenture, mortgage, deed of trust or other agreement or instrument to which the Borrower is now a party which would have a material adverse effect on the condition, financial or otherwise, or the Borrower.

          (k) Neither the execution or delivery by the Borrower of the Contracts to which it is a party, the consummation of the transactions therein contemplated, nor compliance with the terms, conditions or provisions of such instruments, will result in a breach or violation of, or be in contravention of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Borrower is a party or by which is bound, or any statute or the partnership agreement of the Borrower, or any rule, regulation, judgment or order of any court or governmental agency or body having jurisdiction over the Borrower or over its properties.

          (l) Except as described in the Official Statement, there are no actions, suits or proceedings pending, or, to the knowledge of the Borrower, threatened, against the Borrower or any of its property, at law or in equity or before or by any Federal or state court, commission, regulatory body or administrative agency or other governmental body, in which an adverse decision would, in the judgment of the Borrower, be reasonably expected to have a material adverse effect on the business or financial condition of the Borrower.

          (m) The Borrower will not take or omit to take any action which action or omission will in any way cause the proceeds from the sale of the Bonds to be applied in a manner contrary to that provided in the Trust Agreement and the Loan Agreement, as in force from time to time.

          (n) There is no litigation or proceeding pending, or to the knowledge of the Borrower threatened, against the Borrower or, to the knowledge of the Borrower, any other person, affecting in any manner whatsoever the right of the Borrower to execute the Contracts to which it is a party, or the ability of the Borrower to make the payments required thereunder, or to otherwise comply with the Borrower's obligations contained therein.

          (o) The Borrower covenants that throughout the term that the Loan Agreement is in force, it shall comply with all laws, regulations and governmental requirements that may apply to the Project or to the operation of the Borrower.

          (p) The Borrower covenants to furnish to the Underwriter or to each Person designated by the Underwriter within seven (7) days after the date hereof, at such address or addresses as the Underwriter shall specify, such number of conformed copies of the Official Statement with all exhibits thereto in such quantities as the Underwriter requests in order to comply with paragraph
(b)(4) of the Rule and the Rules of the Municipal Securities Rulemaking Board.

          (q) The Borrower will not take or permit any action within its power to be taken, nor will it omit to take any action within its power which would result in the interest paid on the Bonds being considered from sources outside of the Commonwealth for purposes of the Code.

          (r) As of this date, the Preliminary Official Statement was deemed "final" by the Borrower for purposes of paragraph (b)(1) of the Rule and the Borrower omitted therefrom only such information permitted to be omitted therefrom by the Rule.



     4.  COVENANTS OF THE AUTHORITY AND THE BORROWER.
         -------------------------------------------

     The Authority and the Borrower agree that:

          (i) If at any time between the date of this Bond Purchase Agreement and a date 90 days after the Date of Issuance any event occurs which might or would cause the Official Statement, as then amended or supplemented, to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading, the Borrower or the Authority shall forthwith notify the Underwriter thereof and, if in the opinion of the Underwriter such event required the preparation and publication of a supplement or amendment to the Official Statement, the Authority and the Borrower, at the Underwriter's request, shall prepare and furnish to the Underwriter, in such quantity as the Underwriter may reasonably request, an amendment or supplement to such statement in a form and in a manner approved by the Underwriter. The Borrower will not, at any time prior to the expiration of such period, amend or supplement the Official Statement unless the Underwriter shall previously have been advised and furnished with a copy of such amendment or supplement.

          (ii) The Authority and the Borrower will, when and as requested by the Underwriter, reasonably cooperate with the Underwriter in qualifying the Bonds for offering and sale and in determining their eligibility for investment under the laws of the Commonwealth and will maintain such qualification in effect so long as required for their distribution.


     5.  PAYMENT AND DELIVERY OF THE BONDS.
         ---------------------------------

     The Authority will deliver the Bonds to the Underwriter at the offices of the Bond Counsel, at approximately 10:00 a.m., Atlantic Standard Time, on the Date of Issuance, in definitive form, duly executed and authenticated, against payment therefor to the Trustee by the Underwriter of the initial principal amount of the Bonds less the aggregate discount set forth in Section 1 hereof by wire transfer. Upon such payment, the Trustee shall authorize delivery of the Bonds to the Underwriter.

     The Bonds shall be: (i) in the form and as otherwise described in the Trust Agreement and (ii) delivered and issued as fully registered bonds without coupons, in such names and in such denominations (which denominations may not be other than those authorized in the Trust Agreement) as the Underwriter shall specify not less than 24 hours prior to the Date of Issuance.



     6.  CLOSING OF THE UNDERWRITER'S OBLIGATION.
         ---------------------------------------

     The obligation of the Underwriter to purchase and pay for the Bonds as provided herein shall be subject, in its reasonable discretion, to compliance with the following conditions precedent on or before the Date of Issuance, in a manner reasonably satisfactory to the Underwriter and its counsel:

          (a) All of the representations and warranties of the Authority and the Borrower contained herein and all the information provided by them and contained in the Official Statement shall be true and correct in all material respects as of the Date of Issuance.

          (b) Any and all statements of the officers and/or directors of the Authority and the Borrower made in connection with the issuance and sale of the Bonds pursuant to the provisions hereof or the execution of the Contracts and other instruments of the Authority and the Borrower referred to herein shall be true and correct in all material respects as of the Date of Issuance.

          (c) The Authority and the Borrower shall have performed all of their obligations hereunder and heretofore to be performed.

          (d) On the Date of Issuance the market price of the Bonds, or the market price of general credit or revenue obligations issued by the Commonwealth or any of its agencies, instrumentalities or political subdivisions, or the market price of revenue obligations of the character of the Bonds, shall not have been materially adversely affected (in the reasonable opinion of the Underwriter) by reason of the fact that (i) legislation shall have been introduced in or enacted by the Federal Congress or the Commonwealth Legislature, or legislation pending in such Congress shall have been amended, or legislation shall have been recommended to such Congress or otherwise endorsed for passage (by press release, other form of notice or otherwise) by the Federal President, or Treasury Department, or the Chairman or ranking minority member of the Committee on Finance of the Federal Senate or the Committee on Ways and Means of the Federal House of Representatives, or legislation shall have been proposed for consideration by either such Committee by any member thereof or presented as an option for consideration by either such Committee by the staff of such Committee or by the staff of the Joint Committee on Taxation of such Congress, or legislation shall have been favorably reported for passage to either house of such Congress by a committee of such house to which such legislation has been referred for consideration, or (ii) a decision shall have been rendered by a court established under Article III of the Federal Constitution, or the Federal Tax Court, or (iii) an order, ruling, regulation or official statement shall have been made by the Federal or Commonwealth Treasury Department in each such case with the purpose or effect, directly or indirectly, of imposing Federal, State, Commonwealth or local taxation upon interest to be received by the Holder of any Bond.

          (e)  On the Date of Issuance none of the following shall have occurred
(i) any outbreak of hostilities or other national or international calamity or crisis, or (ii) there shall be in force a general suspension of trading, or minimum or maximum prices for all trading shall have been fixed and in force, or maximum ranges for prices for all securities shall have been required and in force, on the New York Stock Exchange, whether by virtue of a determination by that Exchange or by order of the Securities and Exchange Commission or any other governmental authority having jurisdiction, or (iii) a general banking moratorium shall have been declared by Federal, or Commonwealth authorities having jurisdiction, or (iv) there shall exist any event which in the reasonable opinion of the Underwriter either makes untrue or incorrect in any material respect any statement or information contained in the Official Statement delivered after the acceptance of this Bond Purchase Agreement.

          (f) No order, decree or injunction of any court of competent jurisdiction, or any judicial proceeding, or any order ruling, regulation or administrative proceeding by any governmental body, instrumentality or board, shall have been issued or commenced, nor shall any legislation have been enacted, with the purpose or effect of prohibiting the issuance, offering or sale of the Bonds as contemplated hereby or by the Official Statement or the performance by the Authority or the Borrower of their respective obligations under the Contracts.

          (g) There shall have been duly tendered to the Underwriter Bonds representing, in the aggregate, the entire principal amount of the Bonds.

          (h) That the Underwriter shall have received evidence satisfactory to the Underwriter and its counsel to the effect that the Guaranty has been registered for distribution under the Securities Act.

          (i)  The Bonds shall be rated "A" by the Rating Agency.

          (j) The Underwriter shall have received, in form and substance satisfactory to the Underwriter and its counsel, the following documents:

               (i) certified, executed or simple copies of each of the Contracts;

               (ii) copies of the Resolution, certified as of the Date of Issuance by the Secretary of the Authority as having been duly adopted by the Authority and as being in full force and effect;

               (iii) certified copies of the transcript of all proceedings of the Authority relating to the authorization and issuance of the Bonds;

               (iv) the following legal opinions or letters dated the Date of Issuance;

                     (A) a letter of the Bond Counsel, to the effect that the
               opinions in substantially the form included in the Official Statement may be relied upon by the Underwriter to the same extent as if such opinions were addressed to the Underwriter,

                     (B) a supplementary opinion of the Bond Counsel to the
               effect that the statements contained in the Official Statement appearing under the captions "THE AUTHORITY AND GOVERNING BOARD", "THE GOVERNMENT DEVELOPMENT BANK FOR PUERTO RICO", "THE BONDS", "TAX MATTERS", "THE TRUST AGREEMENT", "THE SECURITY AGREEMENTS" and "THE LOAN AGREEMENT", are a fair, accurate and complete summary of the subject matter described therein,

                     (C) the opinion of Letvia Arza Goderich, Esq., counsel to
               the Borrower, dated the Date of Issuance,

                     (D) the opinion of Delfina Betancourt, Esq., general
               counsel to the Authority, dated the Date of Issuance,

                     (E) the opinion of Samuel Susi, Esq., special counsel to
               the Borrower,

                     (F) the opinion of Fiddler Gonzalez & Rodriguez, counsel to the Underwriter, with respect to the Official Statement and other related matters as the Underwriter may reasonably require,

                     (G) the opinion of Conner & Winters, special counsel to the
               Guarantor, with respect to the registration of the Guaranty,

                     (H) the opinion of Allison D. Garrett, Assistant General
               Counsel to the Guarantor;

               (v) a certificate of the Executive Director of the Authority, or of other duly authorized official of the Authority, dated the Date of Issuance, to the effect that (A) on and as of the Date of Issuance, each of the representations and warranties of the Authority set forth in Section 2 hereof is true, accurate and complete and all agreements of the Trustee herein provided and contemplated to be performed on or prior to the Date of Issuance have been so performed, (B) the Bonds have been duly authorized, executed and delivered to the Trustee, (C) the Contracts to which the Authority is a party, and any and all other agreements and documents required to be executed and delivered by the Authority in order to carry out, give effect to, and consummate the transactions contemplated thereby have each been duly authorized, executed and delivered by the Authority and, as of the Date of Issuance, each is in full force and effect, and substantially all right, title and interest inuring to the Authority under the Loan Agreement and the Guaranty and all amounts payable thereunder have been duly assigned to the Trustee under the Trust Agreement for the benefit of the Bondholders, and (D) no litigation is pending or threatened to restrain or enjoin the issuance or sale of the Bonds or in any way contesting the validity of or affecting the Authority in connection with the issuance of the Bonds, the authorization, execution or performance of the Contracts to which it is a party, or the existence of powers of the Authority or the right of the Authority to lend money in connection with the Project;

               (vi) a certificate of the managing partner of the Borrower, dated the Date of Issuance, (A) as to the accuracy, as of the date thereof, of the representations and warranties set forth in Section 3 hereof, (B) as to no event having occurred which, pursuant to the terms of this Bond Purchase Agreement, shall have been set forth in an amendment or supplement to the Official Statement and (C) to the effect that the Contracts to which the Borrower is a party have each been duly authorized, executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower;

               (vii) a certificate of one or more duly authorized officers of the Trustee, dated as of the Date of Issuance, as to the due authorization, execution and delivery of the Trust Agreement by the Trustee and the due authentication and delivery of the Bonds by the Trustee thereunder;

               (viii) a certificate of a duly authorized officer of the Guarantor, dated the Date of Issuance, (A) to the effect that the information relating to the Guarantor in the Final Official Statement is true and correct in all material aspects, and (B) to the effect that the Guaranty has been duly authorized, executed and delivered by the Guarantor and constitute the legal, valid and binding obligation of the Guarantor;

               (ix)  a copy of the executed Guaranty;

               (x) such additional certificates, opinions, instruments or other documents as the Underwriter may reasonably require to evidence the accuracy, as of the Date of Issuance, of the representations and warranties herein contained, and the due performance and satisfaction by the Authority and the Borrower at or prior to such time of all agreements then to be performed and all conditions then to be satisfied by any one or all of them in connection with the Contracts.


          If the Authority or the Borrower shall be unable to satisfy the conditions to the obligations of the Underwriter contained in this Bond Purchase Agreement, this Bond Purchase Agreement shall terminate and the Underwriter, the Authority and the Borrower shall have no further obligations or liabilities hereunder except as otherwise provided in Sections 7 and 11.

     7.  INDEMNIFICATION AND CONTRIBUTION.
         --------------------------------

          (a) The Borrower agrees to indemnify and hold harmless the Authority, the Underwriter and each Person who controls the Underwriter within the meaning of Section 15 of the Securities Act, or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, under the Securities Act, the Exchange Act or any other statute or common law, including, but not limited to reimburse the Authority, the Underwriter and each such controlling Person for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions ("Losses") to which the Authority, the Underwriter or such controlling Person may become subject, insofar as the Losses, arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Official Statement (or the Official Statement as amended or supplemented if such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon the use of the Official Statement after the Borrower shall have amended or supplemented the Official Statement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any application or other document or communication (in this Section 7 called "application") executed by or on behalf of the Borrower, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that with respect to the Underwriter or any Person who controls the Underwriter, the indemnity agreement contained in this paragraph shall not apply to any Losses arising out of or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission (i) was made in reliance upon information in respect of the Underwriter, furnished herein to the Borrower by the Underwriter expressly for use in the Official Statement or in any application, (ii) relates to the information set forth in subsection (b)(i) below, or (iii) relates to the information set forth under the captions "THE AUTHORITY AND GOVERNING BOARD","THE GOVERNMENT DEVELOPMENT BANK FOR PUERTO RICO", "LEGAL INVESTMENT" and "TAX MATTERS" (except matters relating to the Borrower) in the Official Statement, provided further, that with respect to the Authority, the indemnity agreement contained in this paragraph shall not apply to any Losses arising out or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission relates to the information set forth under the captions "THE AUTHORITY AND GOVERNING BOARD", "THE GOVERNMENT DEVELOPMENT BANK FOR PUERTO RICO", "TAX MATTERS" (except matters relating to the Borrower) and "LEGAL INVESTMENT", and provided further that the indemnity agreement contained in this Section with respect to the Preliminary Official Statement will not inure to the benefit of the Underwriter (or to the benefit of any such person controlling the Underwriter) from whom the Person asserting any Losses, purchased the

Bonds which are the subject, thereof, unless with or prior to the written confirmation of the sale a copy of the Final Official Statement was delivered to such Person. The indemnity agreement of the Borrower contained in this Section 7 and the representations and warranties of the Borrower contained in Section 3 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Authority or Underwriter or any such controlling Person, and shall survive the delivery of the Bonds. The Borrower agrees promptly to notify the Authority and the Underwriter of the commencement of any litigation or proceedings against the Borrower or any of its officers or directors in connection with the issuance and sale of the Bonds. This indemnity agreement shall be in addition to any liability which the Borrower may otherwise have.

          (b) The Underwriter agrees to indemnify and hold harmless the Authority, and its officers and directors against any and all Losses, to which they or any of them may become subject, insofar as such Losses arise out of the are based upon (i) any untrue statement or alleged untrue statement of a material fact contained on the cover page of the Official Statement respecting the offering prices for the Bonds and under the caption "Underwriters" and "Supplemental Information" in the Summary and "UNDERWRITING", or Losses which arise out of or are based upon the use of the Official Statement after the Underwriter shall have amended or supplemented the Official Statement with respect to the sections of the Official Statement set forth above, or the omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any application or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information in respect of the Underwriter furnished herein to the Authority by the Underwriter expressly for use in the Official Statement or in any application. The indemnity of the Underwriter contained in this paragraph shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Authority, its officers and directors or any such controlling person, and shall survive the delivery of the Bonds. The Authority agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it in connection with the issuance and sale of the Bonds. This indemnity agreement shall be in addition to any liablity which the Underwriter may otherwise have.

          (c) The Authority, to the extent permitted by law, and the Underwriter will indemnify and hold harmless the Borrower, and each Person who controls the Borrower within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act, from and against any and all Losses to which they or any of them may become subject, in so far as such Losses arise out or of are based upon any untrue statement or alleged untrue statement of a material fact contained in the Official Statement, from time to time amended or supplemented, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, but only in so far as any such statement or omission was made in reliance upon and in conformity with such information, if any, as was furnished to the Borrower by the Authority or the Underwriter specifically for use in the Official Statement under the captions "THE AUTHORITY AND GOVERNING BOARD", "THE GOVERNMENT DEVELOPMENT BANK FOR PUERTO RICO", "LEGAL INVESTMENT" and "TAX MATTERS". This indemnity agreement will be in addition to any liability which the Authority or the Underwriter may otherwise have.

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the Losses, in such proportion as is appropriate to reflect the relative benefits received by the indemnified party on the one hand and the indemnifying party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this subsection. The obligation to contribute in this subsection are several in proportion to each party's respective obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof may be made against the indemnifying party under this
Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, unless such indemnified party reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to such indemnifying party. If any indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action unless the employment of such counsel has been authorized by the indemnifying party or unless based in the opinion of counsel to the indemnified party there may be legal defenses available to it which are different from or in addition to those available to such indemnifying party. An indemnifying party shall not be liable to indemnify any indemnified person for any settlement of such action effected without the indemnifying party's consent.

     8.  REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITER.
         -------------------------------------------------

     The Underwriter hereby represents and warrants as follows:

          (a) it is duly (i) organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) authorized to perform the obligations to be performed by the Underwriter hereunder;

          (b) it is not, and at the time of delivery of the Bonds will not be, in breach of or in default under in any material respect any applicable law (including without limitation, any administrative rule-making law) or administrative regulation, and the execution and delivery by the Underwriter of this Bond Purchase Agreement will not conflict with or constitute a breach of or default under any law, administrative regulation, judgment, decree or any agreement or other instrument to which the Underwriter is a party, which conflict, breach or default might have a material adverse effect on the performance by the Underwriter of its obligations hereunder;

          (c) at the time of delivery of the Bonds, this Bond Purchase Agreement will constitute the legal, valid and binding obligation of the Underwriter, enforceable in accordance with its terms;

          (d) it understands that the Bonds are not registered under the Securities Act, and that during the period from the initial offering of the Bonds until nine months after the last sale of the Bonds by it, it will only sell or offer for sale or dispose of, any Bonds to individuals who have their principal residence and to corporations or other entities that have their principal office and principal place of business within the Commonwealth;

          (e) during the period from the initial offering of the Bonds until nine months after the last sale of the Bonds by it, it will obtain from each Person to whom it has sold any Bonds, the representation letter required by Section 206 of the Trust Agreement;

          (f) it will offer, sell or dispose of, any Bonds only from its branch office in the Commonwealth; and

          (g) it will provide to everyone who buys a Bond a copy of the Official Statement and the prospectus included as part of the registration statement covering the registration of the issuance of the Guaranty under the Securities Act.


     9.  FEES AND EXPENSES.
         -----------------

     All expenses in connection with the preparation, issuance, delivery, recording and (if and where needed) filing of any of the Contracts, and any notice with respect thereto, shall be paid out of the proceeds of the Bonds or directly by the Borrower. For the purpose of the foregoing sentence, such expenses shall include all expenses incurred by the Borrower or the Underwriter, in connection with the preparation and printing of the Official Statement; the cost of reproducing the Contracts; the cost of preparing and printing the Bonds; the fees and expenses of the Trustee, counsel for the Trustee in connection with the Trust Agreement and the issuance of the Bonds, Bond Counsel, Underwriter's counsel and counsel for the Borrower; and all other costs and expenses incident to the performance of the Borrower's or the Underwriter's obligations hereunder. In the event any transaction hereby contemplated is not consummated, the Borrower shall pay all of the above fees and expenses and the out-of-pocket expenses of the Underwriter (including the fees and disbursements of its counsel). The foregoing undertakings shall survive the delivery of the Bonds.


     10.  NOTICES.
          -------

          (a) Any notice, demand, direction, certificate, request, advise, consent or other instrument or communication authorized or required by this Bond Purchase Agreement to be given by or to be filed with or given to the parties hereto shall be in writing and given by (i) first class mail, registered or certified, return receipt requested, or (ii) private courier service, next day delivery, or (iii) telefax or other similar form of rapid transmission, confirmed as provided in clauses (i) or (ii) hereof, at substantially the same time as such rapid transmission, or (iv) personally delivered to the receiving party or, if not an individual, to an officer of the receiving party. All such communications shall be mailed, sent or delivered addressed as follows:

     If to the Authority:

          as provided in the Trust Agreement

     If to the Borrower:

          as provided in the Trust Agreement


     If to the Underwriter:

          PaineWebber Incorporated of Puerto Rico
          American International Plaza
          Penthouse Floor
          250 Munoz Rivera Avenue
          San Juan, Puerto Rico  00918
          Attention: Executive Vice-President
          ---------

          Telefax (809) 250-2055

          Smith Barney, Inc.
          270 Munoz Rivera Avenue
          Fourth Floor
          San Juan, Puerto Rico  00918
          Attention: Managing Director
          ---------

          Telefax (809) 764-0585

          (b) A duplicate copy of each notice, demand, direction, certificate, request, consent or other instrument or communication given hereunder to a party hereto shall also be concurrently given to each of the others.

          (c) The parties hereto may, by notice given hereunder, designate any further or different addresses to which subsequent notices, demands, directions, certificates, requests, consents or other instruments or communications shall be sent.

          (d) All written notices hereunder shall be deemed given on the day when received, except when mailed, in which case they shall be deemed given on the third day after deposit in the mails in the manner provided above.

     11.  BENEFICIARIES AND SURVIVAL.
          --------------------------

     This Bond Purchase Agreement is made solely for the benefit of the Authority, the Borrower and the Underwriter and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right hereunder or by virtue hereof. All of the representations, warranties and agreements of the Authority, the Borrower and the Underwriter and their respective personal representatives, successors and assigns, shall remain operative and in full force and effect regardless of (a) any investigations made by or on behalf of the Underwriter, (b) delivery of and payment for the Bonds hereunder, and (c) any termination of this Bond Purchase Agreement.

     12.  COUNTERPART EXECUTION.
          ---------------------

     This Bond Purchase Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     13.  CONSTRUCTION.
          ------------
     This Bond Purchase Agreement shall be governed by the laws of the Commonwealth.

     14.  BOND PURCHASE AGREEMENT SUPERSEDES PRIOR AGREEMENTS.
          ---------------------------------------------------

     This Bond Purchase Agreement supersedes any other prior agreements or understandings, written or oral, between the parties hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Bond Purchase Agreement to be duly executed by its officers thereunto duly authorized on the date set forth above.


                                          PUERTO RICO INDUSTRIAL, TOURIST,
                                 EDUCATIONAL,MEDICAL AND ENVIRONMENTAL
                                          CONTROL FACILITIES FINANCING AUTHORITY


                                 By:  ________________________________
                                            Francisco Sierra Mendez
                                            Assistant Executive Director


                                 PALMA REAL ASSOCIATES, S.E.


                                 By:  ________________________________
                                            Mark Davis Bragin
                                            Managing Partner


                                 PAINEWEBBER INCORPORATED OF PUERTO RICO
                                 individually and on behalf of Smith Barney Inc.



                                 By:  ________________________________
                                           Eugenio Belaval
                                         Executive Vice-President